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Exhibit 5.2

June 15, 2016

Communications Sales & Leasing, Inc.
10802 Executive Center Drive
Benton Building Suite 300
Little Rock, Arkansas 72211

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        I am Executive Vice President - General Counsel and Secretary of Communications Sales & Leasing, Inc., a Maryland corporation (the "Company"). As such, I am familiar with the filing by the Company, CSL Capital, LLC, a Delaware limited liability company (together with the Company, the "Issuers"), and certain subsidiaries of the Company (the "Guarantors"), including Contact Network, LLC, an Alabama limited liability company ("Contact Network"), of a registration statement on Form S-3, dated June 15, 2016 (the "Registration Statement"), including a base prospectus, which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a "Prospectus"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the offering by the Issuers on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of, among other things, debt securities (the "Debt Securities") to be issued under an indenture between the Issuers and a financial institution to be identified therein as trustee in the form attached as Exhibit 4.5 to the Registration Statement, as such indenture may be supplemented from time to time, and guarantees of the Debt Securities (the "Guarantees") by the Guarantors. The Guarantees are to be issued from time to time pursuant to one or more other guaranties or guarantee agreements to be entered into between the Issuers and one or more guarantors to be identified therein, which may include certain of the Company's subsidiaries (each a "Guarantee Agreement"). The Guarantees will be issued on the terms specified by action of the Issuers and/or the action of the Guarantors.

        I am familiar with the proceedings taken and proposed to be taken by the Issuers and the Guarantors in connection with the authorization of the Registration Statement registering the Debt Securities and the Guarantees, and the proposed issuance and sale from time to time of the Debt Securities and the Guarantees. For the purposes of this opinion, I have assumed that proceedings to be taken in the future will be timely completed in the manner proposed. In addition, I have examined originals or copies of such documents, corporate records, certificates of officers and public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

        Based upon and subject to the foregoing, it is my opinion that:

          (1)   Contact Network is a validly existing limited liability company under the laws of the State of Alabama and has all requisite corporate authority to execute, deliver and perform its obligations under a Guarantee Agreement to which it is a party.

          (2)   Contact Network has duly taken all necessary limited liability company action to authorize the filing of the Registration Statement with the Commission.

          (3)   The execution and delivery of a Guarantee Agreement by Contact Network and performance of its obligations thereunder do not violate the certificate of formation or Amended and Restated Operating Agreement of Contact Network or any law or regulation of the State of Alabama applicable to Contact Network.

        I am opining herein as to the effect on the subject transaction only of the internal laws of the State of Alabama, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you, by Kutak Rock LLP in connection with its opinion letter filed as an exhibit to the Registration Statement, and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained in a Prospectus under the heading "Legal Matters." In giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ DANIEL L. HEARD Daniel L. Heard Executive Vice President - General Counsel and Secretary Communications Sales & Leasing, Inc.

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  Exhibit 5.2